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                                                                    EXHIBIT 10.1
                        [FORM WITH PERFORMANCE VESTING]


                         HOLLY LOGISTIC SERVICES, L.L.C.
                           RESTRICTED UNIT AGREEMENT
                      UNDER THE HOLLY ENERGY PARTNERS, L.P
                            LONG-TERM INCENTIVE PLAN


         This Restricted Unit Agreement (the "Agreement") is made and entered into by and between HOLLY LOGISTIC SERVICES, L.L.C. (the "Company"), and (the "Executive"). This Agreement is entered into as of the ____ day of_____, ______ (the "Date of Grant").

                              W I T N E S S E T H:

         WHEREAS, the Company has adopted the HOLLY ENERGY PARTNERS, L.P. LONG-TERM INCENTIVE PLAN (the "Plan") to attract, retain and motivate employees, directors and consultants; and

         WHEREAS, the Company believes that a grant to the Executive of restricted units of Holly Energy Partners, L.P. (the "Partnership") as part of the Executive's compensation for services provided to the Company is consistent with the stated purposes for which the Plan was adopted.

         NOW, THEREFORE, it is agreed by and between the Company and the Executive, in consideration of services rendered by the Executive, as follows:

         1. Grant. The Company hereby grants to the Executive as of the Date of Grant an award of _______ Holly Energy Partners, L.P. Units (as defined in the
Plan), subject to the terms and conditions set forth in this Agreement, including, without limitation, those described in Section 5 (the "Restricted Units").

         2. Restricted Units. The Company shall obtain the Units (as defined in the Plan) subject to this Agreement and cause such Units to be held for the Executive in book entry form by the Partnership's transfer agent with a notation that the Units are subject to restrictions. The Executive hereby agrees that the Restricted Units shall be held subject to restrictions as provided in the Agreement until the restrictions on such Restricted Units expire or the Restricted Units are forfeited as provided in Section 4 of this Agreement. The Executive hereby agrees that if part or all of the Restricted Units are forfeited pursuant to this Agreement, the Company shall have the right to direct the Partnership's transfer agent to cancel such forfeited Restricted Units or, at the Company's election, transfer such Restricted Units to the Company or to any designee of the Company.

         3. Rights of Executive. Effective as of the Date of Grant, the Executive is a unitholder with respect to all of the Restricted Units granted to him pursuant to Section 1 and has all of the rights of a unitholder with respect to all such Restricted Units, including the right to receive all distributions paid with respect to such Restricted Units and any right to vote with


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respect to such Restricted Units; provided, however, that such Restricted Units shall be subject to the restrictions hereinafter described, including, without limitation, those described in Section 5.

         4. Forfeiture and Expiration of Restrictions.

                  (a) The Executive shall forfeit to the Company (i) all of the Restricted Units immediately and without any payment to the Executive whatsoever if the Executive's employment with the Company or a subsidiary of the Company is terminated before ___ for any reason other than death, total and permanent disability, or retirement, as provided in Section 4(b) below, and (ii) two-thirds (2/3) of the Restricted Units if the Executive's employment with the Company or a subsidiary of the Company is so terminated after ___ and before ___, and (iii) one-third (1/3) of the Restricted Units if the Executive's employment with the Company or a subsidiary of the Company is so terminated after ___ and before ___. After ___, one-third (1/3) of the Restricted Units (the "___ Units") will be fully vested if (A) the Executive meets the Employment Requirement (as defined below) on ___ and (B) the Company achieves the Performance Standard (as defined below) for a quarter in the period beginning ___ and ending ___. If the Performance Standard is not achieved for a quarter in the period ___ and ending ___, the ___ Units shall be forfeited. One-third of the Restricted Units (the "___ Units") will be fully vested if (A) the Executive meets the Employment Requirement on ___ and (B) the Company achieves the Performance Standard for a quarter in the period beginning ___ and ending ___. If the Performance Standard is not achieved for a quarter in the period beginning ___ and ending ___, the ___ Units shall be forfeited. One-third of the Restricted Units (the "___ Units") will be fully vested if (A) the Executive meets the Employment Requirement on __________, ___ and (B) the Company achieves the Performance Standard for a quarter in the period beginning ___ and ending ___. If the Performance Standard is not achieved for a quarter in the period beginning ___ and ending ___, the ___ Units shall be forfeited. If the Executive meets the applicable Employment Requirement, the ___ Units, the ___ Units and/or the ___ Units as the case may be will become vested on the date, if any, that the Compensation Committee (the "Committee") certifies that the Partnership has met the Performance Standard applicable for the ___ Units, the ___ Units and/or the ___ Units as the case may be. For purposes of this Agreement, the Employment Requirement means employment of the Executive by the Company or a subsidiary in the business of the Partnership at the date specified. For purposes of this Agreement, the Performance Standard for any quarter is average Quarterly Adjusted Net Income (as defined below) per diluted Unit of not less than $___ for the period that began on ___ and ends at the end of the quarter considered, calculated as a simple average of the Quarterly Adjusted Net Income per diluted Unit computed for each quarter in such period. Quarterly Adjusted Net Income means net income for a quarter, as reported by the Partnership in its filings with the Securities and Exchange Commission, adjusted to exclude the effects of recoveries or liabilities resulting from litigation and administrative proceedings involving the Partnership and its subsidiaries. Restricted Units that become vested as provided above are hereafter referred to as "Vested Units."

                  (b) In the event of the Executive's (i) death, (ii) total and permanent disability as determined by the Compensation Committee (the "Committee") in its sole discretion,


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         or (iii)retirement after attaining the normal retirement age of 62 or retirement after attaining an earlier retirement age approved by the Committee, in its sole discretion, before lapse of all restrictions pursuant to Section 4(a) above, the Executive shall forfeit a number of Restricted Units equal to the number of Restricted Units specified in
         Section 1 times the percentage that the period of full months beginning on the first day of the calendar month following the date of death, disability or retirement and ending on _______bears to _____ days and any remaining Restricted Units that are not vested shall become Vested Units; provided, however, that any fractional units will be forfeited to the Company. In its sole discretion, the Committee may decide to vest all of the Restricted Units in-lieu of the prorated number of Restricted Units as provided in this Section 4(b). Unless the Committee determines otherwise, in its sole discretion, the Executive or the Executive's beneficiary or estate will have no right to any Restricted Units that remain subject to restrictions, and those Restricted Units will be forfeited.

                  (c) In the event of a "Special Involuntary Termination" as defined in Section 4(d)(vi) before lapse of all restrictions pursuant to Section 4(a) above, all restrictions described in Section 5 shall lapse and the Restricted Units will become Vested Units and the Company shall deliver the Vested Units to the Executive as soon as practicable thereafter.

                  (d) Definitions. For purposes of Section 4(c) above,

                           (i) "Change in Control" shall mean:

                                    A. Any "Person" (as defined in Section
                           4(d)(ii) below), other than Holly Corporation ("Holly") or any of its wholly-owned subsidiaries, HEP Logistics Holdings, L.P. (the "General Partner"), the Partnership, the Company, or any of their subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of Holly, the Partnership, the Company or any of their "Affiliates" (as defined in Section 4(d)(v) below), an underwriter temporarily holding securities pursuant to an offering of such securities, or an entity owned, directly or indirectly, by the holders of the voting securities of Holly, the Company, the General Partner or the Partnership in substantially the same proportions as their ownership in Holly, the Company, the General Partner or the Partnership, respectively, is or becomes the "Beneficial Owner" (as defined in Section 4(d)(iii) below), directly or indirectly, of securities of Holly, the Company, the General Partner or the Partnership (not including in the securities beneficially owned by such person any securities acquired directly from Holly, the General Partner, the Partnership, the Company or their Affiliates) representing more than forty percent (40%) of the combined voting power of Holly's, the Company's, the General Partner's or the Partnership's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 4(d)(i)(C)(1) below.


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                                    B. The individuals who as of the Date of
                           Grant constitute the Board of Directors of Holly (the "Holly Board") and any "New Director" (as defined in
                           Section 4(d)(iv) below) cease for any reason to constitute a majority of the Holly Board.

                                    C. There is consummated a merger or
                           consolidation of Holly, the Company, the General Partner or the Partnership with any other entity, except if:

                                             (1) the merger or consolidation
                                    results in the voting securities of Holly, the Company, the General Partner or the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of Holly, the Company, the General Partner or the Partnership, as applicable, or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                                             (2) the merger or consolidation is
                                    effected to implement a recapitalization of Holly, the Company, the General Partner or the Partnership (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of Holly, the Company, the General Partner or the Partnership, as applicable, (not including in the securities beneficially owned by such Person any securities acquired directly from Holly, the Company, the General Partner or the Partnership or their Affiliates other than in connection with the acquisition by Holly, the Company, the General Partner or the Partnership or its Affiliates of a business) representing more than forty percent (40%) of the combined voting power of Holly's, the Company's, the General Partner's or the Partnership's, as applicable, then outstanding securities.

                                    D. The holders of the voting securities of
                           Holly, the Company, the General Partner or the Partnership approve a plan of complete liquidation or dissolution of Holly, the Company, the General Partner or the Partnership, as applicable, or an agreement for the sale or disposition by Holly, the Company, the General Partner or the Partnership of all or substantially all of Holly's, the Company's, the General Partner's or the Partnership's assets, as applicable, other than a sale or disposition by Holly, the Company, the General Partner or the Partnership of all or substantially all of Holly's, the Company's, the General Partner's, or the Partnership's assets, as applicable, to an entity at least sixty percent (60%) of the combined voting power of the voting securities of which is owned by the direct or indirect holders of the voting securities of Holly, the


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                           Company, the General Partner or the Partnership, as
                           applicable, in substantially the same proportions as their ownership of Holly, the Company, the General Partner or the Partnership, as applicable, immediately prior to such sale.

                           (ii) "Person" shall have the meaning given in section
                  3(a)(9) of the Securities Exchange Act of 1934 (the "1934 Act") as modified and used in sections 13(d) and 14(d) of the 1934 Act.

                           (iii) "Beneficial Owner" shall have the meaning
                  provided in Rule 13d-3 under the 1934 Act.

                           (iv) "New Director" shall mean an individual whose
                  election by the Holly Board, or nomination for election by holders of the voting securities of Holly, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, "New Director" shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of Holly.

                           (v) "Affiliate" shall have the meaning set forth in
                  Rule 12b-2 promulgated under section 12 of the 1934 Act.

                           (vi) "Special Involuntary Termination" shall mean the
                  occurrence of (1) or (2) below within sixty (60) days prior to, or at any time after, a "Change in Control" (as defined in Section 4(d)(i)), where (1) is termination of the Executive's employment with the Company (including subsidiaries of the Company) by the Company for any reason other than "Cause" (as defined in Section 4(d)(vii)) and (2) is a resignation by the Executive from employment with the Company (including subsidiaries of the Company) within ninety (90) days after an "Adverse Change" (as defined in Section 4(d)(viii)) by the Company (including subsidiaries of the Company) in the terms of the Executive's employment.

                           (vii) "Cause" shall mean (A) an act or acts of
                  dishonesty on the part of the Executive constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company; (B) gross willful and wanton negligence in the performance of the Executive's material and substantial duties of employment with the Company; or (C) conviction of a felony involving moral turpitude. The existence of Cause shall be determined by the Committee, in its sole and absolute discretion.

                           (viii) "Adverse Change" shall mean (A) a change in
                  the city in which the Executive is required to work regularly,
                  (B) a substantial increase in travel requirements of employment, (C) a substantial reduction in duties of the type previously performed by the Executive, or (D) a significant reduction in


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                  compensation or benefits (other than bonuses and other
                  discretionary items of compensation) that does not apply generally to executives of the Company or its successor.

         5. Limitations on Transfer. The Executive agrees that he shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of) any Restricted Units hereby acquired prior to the expiration of the relevant restrictions imposed by this Section 5 which expiration shall be determined pursuant to Section 4 of this Agreement. Any attempted disposition of the Restricted Units in violation of the preceding sentence shall be null and void, and the Company shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial holder thereof. Notwithstanding the foregoing, part or all of the Restricted Units or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction; provided, however, such Restricted Units shall continue to be held pursuant to
Section 2 of this Agreement, and the transferee under the domestic relations order shall agree that the Restricted Units so transferred shall continue to be subject to the terms of this Agreement, including forfeiture in accordance with
Section 4(a) of this Agreement and pro rata forfeiture in accordance with Sections 4(a) and (b) of this Agreement.

         6. Nontransferability of Agreement. This Agreement and all rights under this Agreement shall not be transferable by the Executive during his life other than by will or pursuant to applicable laws of descent and distribution. Any rights and privileges of the Executive in connection herewith shall not be transferred, assigned, pledged or hypothecated by the Executive or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement shall automatically be terminated and shall thereafter be null and void. Notwithstanding the foregoing, all or some of the Restricted Units or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction, subject to the limitations on such transfer described in Section 5.

         7. Adjustment of Restricted Units. The number of Restricted Units granted to the Executive pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in units, unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the units with respect to which they were distributed or issued. In the event that the outstanding Units (as defined in the Plan) of the Partnership are exchanged for a different number or kind of units or other securities, or if additional, new or different units are distributed with respect to the Units (as defined in the Plan) through merger, consolidation, or sale of all or substantially all of the assets of the Partnership, each remaining unit subject to this Agreement shall have substituted for it a like number and kind of units or shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.


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         8. Delivery of Vested Units. No Vested Units shall be delivered pursuant to this Agreement until the approval of any governmental authority required in connection with this Agreement, or the issuance of Vested Units hereunder, has been received by the Company.

         9. Securities Act. The Company shall have the right, but not the obligation, to cause the Restricted Units to be registered under the appropriate rules and regulations of the Securities and Exchange Commission. The Company shall not be required to deliver any Vested Units hereunder if, in the opinion of counsel for the Company, such delivery would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

         10. Federal and State Taxes. The Executive may incur certain liabilities for Federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. If the Executive makes the election permitted by section 83(b) of the Internal Revenue Code, the taxes shall be due and payable for the year in which this Agreement is executed. If the Executive does not make such election, the taxes shall be payable for the year in which the restrictions lapse pursuant to Section 4. Upon determination of the year in which such taxes are due and the determination by the Company of the amount of taxes required to be withheld, if any, the Executive shall either pay to the Company, in cash or by certified or cashier's check, an amount equal to the taxes required to be paid on such transaction, or the Executive shall authorize the Company to withhold from monies owing by the Company to the Executive an amount equal to the amount of federal, state or local taxes required to be withheld. Authorization of the Executive to the Company to withhold taxes pursuant to this Section 10 shall be in form and content acceptable to the Committee. An authorization to withhold taxes pursuant to this provision shall be irrevocable unless and until the tax liability of the Executive has been fully paid. In the event that the Executive fails to make arrangements that are acceptable to the Committee for providing to the Company, at the time or times required, the amounts of federal, state and local taxes required to be withheld with respect to the Restricted Units granted to the Executive under this Agreement, the Company shall have the right to purchase at current market price as determined by the Committee and/or to sell to one or more third parties in either market or private transactions sufficient Vested Units to provide the funds needed for the Company to make the required tax payment or payments.

         11. Definitions; Copy of Plan. To the extent not specifically provided herein, all terms used in this Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, the Executive acknowledges receipt of a copy of the Plan. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

         12. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon the Executive and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.


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         13. No Right to Continued Employment. This Agreement shall not be construed to confer upon the Executive any right to continue as an Executive of the Company and shall not limit the right of the Company, in its sole discretion, to terminate the service of the Executive at any time.

         14. Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Texas, without giving effect to any conflict of laws provisions.

         15. Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Executive. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

         16. No Liability for Good Faith Determinations. The General Partner, the Partnership, the Company, Holly and the members of the Committee, the Board and the Holly Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.

         17. No Guarantee of Interests. The Board, the Holly Board, the General Partner, the Partnership, Holly and the Company do not guarantee the Units (as defined in the Plan) from loss or depreciation.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Executive has set his hand effective as of the date and year first above written.



                                         HOLLY LOGISTIC SERVICES, L.L.C.

                                         By:
                                            ------------------------------------

                                         ---------------------------------------
                                         Executive


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